UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2007

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-08246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 125, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2007, the Board of Directors approved, effective as of January 1, 2005, the amendment and restatement of the Southwestern Energy Company Supplemental Retirement Plan and the Southwestern Energy Company Nonqualified Retirement Plan. The amendments to both of these plans were effected in order to reflect the requirements of Section 409A of the Internal Revenue Code, including among other items, that upon an executive's separation of service from the Company, payments will not be made by the Company under the plans until the expiration of a period of six months. The Southwestern Energy Supplemental Retirement Plan, as amended and restated, and the Southwestern Energy Nonqualified Retirement Plan, as amended and restated, are attached hereto as Exhibits 10.1 and 10.2, respectively, and are hereby incorporated by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following are filed as exhibits to this report:

Exhibit Number	Description

10.1	Southwestern Energy Company Supplemental Retirement Plan, as amended and restated effective January 1, 2005.
10.2	Southwestern Energy Company Nonqualified Retirement Plan, as amended and restated effective January 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: February 19, 2008	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Southwestern Energy Company Supplemental Retirement Plan, as amended and restated effective January 1, 2005.
10.2	Southwestern Energy Company Nonqualified Retirement Plan, as amended and restated effective January 1, 2005.